Exhibit 99.1

UNITY Biotechnology, Inc. Reports Third Quarter 2020 Financial Results and Clinical Program Updates

SOUTH SAN FRANCISCO, Calif., November 4, 2020 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt or reverse diseases of aging, today reported financial results for the third quarter ended September 30, 2020.

“Over the past quarter we have focused our resources on cellular senescence programs in ophthalmology and neurology.  Building on the strong foundation of our senolytics platform, we have made significant progress in advancing key programs in our pipeline,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “We have deep conviction around the role of senescent cells in diseases of aging, particularly in the eye and brain, and recently initiated a Phase 1 study of UBX1325 in diabetic macular edema (DME).”

Clinical Program Updates

Ophthalmology – UBX1325

In July 2020, UNITY announced that it had completed Investigational New Drug application (IND) -enabling studies with UBX1325, an investigational senolytic, small molecule inhibitor of the anti-apoptotic Bcl-2 family member, Bcl-xL. UNITY has initiated a Phase 1 safety study for UBX1325 and dosed the first patient in October 2020.  Assuming clinical sites are able to recruit and retain investigators and study staff, and they can screen and enroll patients during the ongoing COVID-19 pandemic, UNITY expects to obtain initial results from the study in the first half of 2021.  In addition, following assessment of the initial results, UNITY plans to initiate a proof of concept study in DME in the first half of 2021. The overall clinical program is directed at age-related diseases of the eye, such as diabetic retinopathy and age-related macular degeneration.

Osteoarthritis – UBX0101

In August 2020, UNITY announced the 12-week results from the Phase 2 study of UBX0101, a p53/MDM2 interaction inhibitor, in patients with moderate-to-severe painful osteoarthritis (OA) of the knee.  There was no statistically significant difference between any arm of UBX0101 and placebo at the 12-week endpoint for change from baseline in WOMAC-A, an established measurement of pain in OA. Given these results, UNITY does not anticipate progressing UBX0101 into pivotal studies.  24-week results from the Phase 1b and Phase 2 studies will be shared at a future scientific meeting.

Financial Outlook

UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into mid-2022.

Third Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $132.2 million as of September 30, 2020 compared with $125.0 million as of December 31, 2019.

Operating loss for the three months ended September 30, 2020 was $24.6 million compared to $22.4 million for the three months ended September 30, 2019. Cash used in operations during the nine months ended September 30, 2020 was $61.6 million compared to $56.7 million for the nine months ended September 30, 2019.

Research and development expenses increased by $1.0 million, to $18.8 million for the three months ended September 30, 2020 from $17.8 million for the three months ended September 30, 2019. The increase was primarily due to a net increase of $1.3 million in personnel costs mainly due to accrued severance from corporate restructuring and an increase of $0.4 million in facilities-related costs, partially offset by a net decrease of $0.7 million in direct research and development expenses.

General and administrative expenses increased by $0.8 million, to $6.5 million for the three months ended September 30, 2020 from $5.7 million for the three months ended September 30, 2019. The increase was primarily due to increases of $0.3 million in professional and consultant fees, $0.2 million in personnel costs mainly due to accrued severance from corporate restructuring, and $0.2 million in facilities-related costs.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for diabetic macular edema and other ophthalmologic diseases, the expected timing of initial results of the Phase 1 study of UBX1325 in diabetic macular edema, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 4, 2020, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$18,830	$17,777	$54,218	$52,750
General and administrative	6,530	5,692	18,803	15,139
Change in fair value of contingent consideration	(718)	(1,115)	(33)	(1,327)
Impairment of long-lived assets	—	—	2,159	—
Total operating expenses	24,642	22,354	75,147	66,562
Loss from operations	(24,642)	(22,354)	(75,147)	(66,562)
Interest income	226	756	1,093	2,663
Interest expense	(499)	—	(499)	—
Other income (expense), net	(2,637)	(112)	296	(251)
Net loss	(27,552)	(21,710)	(74,257)	(64,150)
Other comprehensive loss
Unrealized gain (loss) on marketable debt securities	(166)	(18)	(24)	190
Comprehensive loss	$(27,718)	$(21,728)	$(74,281)	$(63,960)
Net loss per share, basic and diluted	$(0.52)	$(0.51)	$(1.49)	$(1.51)
Weighted-average number of shares used in computing net loss per share, basic and diluted	52,482,200	42,965,945	49,926,396	42,584,835

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$48,581	$37,473
Short-term marketable securities	83,633	84,508
Strategic investment	—	5,507
Prepaid expenses and other current assets	3,476	1,999
Total current assets	135,690	129,487
Property and equipment, net	13,503	16,636
Operating lease right of use asset	24,330	—
Long-term marketable securities	—	3,025
Restricted cash	1,446	1,446
Other long-term assets	2	627
Total assets	$174,971	$151,221

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,255	$5,185
Accrued compensation	5,730	5,905
Accrued and other current liabilities	6,940	4,995
Contingent consideration liability	—	1,131
Total current liabilities	16,925	17,216
Operating lease liability, net of current portion	35,632	—
Deferred rent, net of current portion	—	13,298
Long term debt, net	24,313	—
Total liabilities	76,870	30,514
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	417,952	366,695
Related party promissory notes for purchase of common stock	(210)	(210)
Employee promissory notes for purchase of common stock	—	(418)
Accumulated other comprehensive income	66	90
Accumulated deficit	(319,712)	(245,455)
Total stockholders' equity	98,101	120,707
Total liabilities and stockholders' equity	$174,971	$151,221

Media

Canale Communications

Jason Spark

jason.spark@canalecomm.com